UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 18, 2017

AMN HEALTHCARE SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-16753	06-1500476
(Commission File Number)	(I.R.S. Employer Identification No.)

12400 High Bluff Drive, Suite 100 San Diego, California 92130

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (866) 871-8519

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 18, 2017, the Board of Directors (the “Board”) of AMN Healthcare Services, Inc. (the “Company”) amended and restated the Company’s Seventh Amended and Restated Bylaws (the “Bylaws”) to implement proxy access, effective immediately. The Company’s proxy access provision allows eligible shareholders who comply with the requirements set forth in the Bylaws to include their own director nominees in the Company’s proxy statement along with the candidates nominated by the Board. Pursuant to the proxy access provision inserted at Section 2.12, a shareholder, or group of not more than 20 shareholders owning an aggregate of 3% or more of the Company’s outstanding common stock continuously for at least three years, may submit a candidate for election to the Board (not to exceed 20% of the number of directors in office), and requires the inclusion of such candidate(s) in the Company’s proxy materials for the meeting at which such election will be held.

The Bylaws also contain other changes to conform with the adoption of the proxy access provision, as well as certain other non-substantive changes. This summary of the Bylaw amendments is qualified in its entirety by reference to the full text of the Bylaws, which are filed as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated into this filing by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Eighth Amended and Restated Bylaws of AMN Healthcare Services, Inc. on September 18, 2017 furnished pursuant to Item 5.03 of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMN Healthcare Services, Inc.

Date: September 19, 2017	By:	/s/ Susan R. Salka
Susan R. Salka
President & Chief Executive Officer